Exhibit 4.5

CERTARA, INC.

STOCKHOLDERS AGREEMENT

Dated as of December 10, 2020

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS	1
1.1 Certain Matters of Construction	1
1.2 Definitions	1
ARTICLE II COVENANTS AND CONDITIONS	7
2.1 Restrictions on Transfers	7
2.2 Corporate Governance	8
2.3 Confidentiality	10
ARTICLE III INDEMNIFICATION AND REIMBURSEMENT	10
3.1 Indemnification of Institutional Stockholders	10
3.2 Reimbursement of Expenses.	12
ARTICLE IV MISCELLANEOUS	13
4.1 Remedies	13
4.2 Entire Agreement; Amendment; Waiver	13
4.3 Severability	14
4.4 Notices	14
4.5 Binding Effect; Assignment	15
4.6 Governing Law	15
4.7 Termination	15
4.8 Recapitalizations, Exchanges, Etc.	15
4.9 Action Necessary to Effectuate the Agreement	15
4.10 Purchase for Investment; Legend on Certificate	15
4.11 Effectiveness of Transfers	16
4.12 Additional Stockholders	16
4.13 Other Business Opportunities	16
4.14 No Waiver	17
4.15 Costs and Expenses	17
4.16 Counterpart	17
4.17 Headings	17
4.18 Third Party Beneficiaries	17
4.19 Consent to Jurisdiction	17
4.20 WAIVER OF JURY TRIAL	18
4.21 Representations and Warranties	18
4.22 Consents, Approvals and Actions	18
4.23 No Third Party Liabilities	19
4.24 Aggregation of Securities	19
4.25 Independent Nature of Stockholders’ Obligations and Rights	19
4.26 Effectiveness	19

EXHIBITS AND ANNEXES

EXHIBIT A	–	STOCKHOLDER LIST
Annex I	–	Form of Joinder Agreement
ANNEX II	–	FORM OF SPOUSAL CONSENT

i

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (as amended, modified or supplemented from time to time in accordance with its terms, this “Agreement”) of Certara, Inc. (together with its successors and permitted assigns, the “Company”), a Delaware corporation f/k/a EQT Avatar Topco, Inc., is entered into as of December 10, 2020, by and among (i) the Company, (ii) the EQT Stockholders (as defined below), (iii) the Arsenal Stockholders (as defined below), (iv) the Other Institutional Stockholders (as defined below), (v) the Director Stockholders (as defined below), (vi) the Employee Stockholders (as defined below) and (vii) such other Persons, if any, that from time to time become parties hereto pursuant to Section 4.12.

WHEREAS, in accordance with the terms of the A&R Limited Partnership Agreement (as defined below), all outstanding interests in the Partnership (as defined below), other than those interests held by the EQT Stockholders in their capacity as Partners (as defined in the A&R Limited Partnership Agreement), were exchanged for shares of Common Stock (as defined below);

WHEREAS, the Company intends to consummate an initial Public Offering (as defined below) of shares of Common Stock and enter into the Underwriting Agreement (as defined below) in connection therewith; and

WHEREAS, in connection with such events, the parties hereto desire to provide for certain governance rights and other matters upon the effectiveness of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree, subject to Section 4.26, as follows:

ARTICLE I

DEFINITIONS

1.1          Certain Matters of Construction. In addition to the definitions referred to or set forth below in this ARTICLE I:

(a)            The words “hereof,” “herein,” “hereunder” and words of similar import shall, unless the context requires otherwise, refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(b)           References to Sections and Articles refer to Sections and Articles of this Agreement;

(c)           Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(d)           The masculine, feminine and neuter genders shall each include the others.

1.2          Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended, or any successor act, and the rules and regulations promulgated thereunder.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor act, and the rules and regulations promulgated thereunder.

“A&R Limited Partnership Agreement” means the Second Amended and Restated Limited Partnership Agreement of the Partnership, dated as of November 1, 2019, as amended, restated, supplemented or otherwise modified from time to time, by and among EQT Avatar Parent GP LLC, as general partner, and the additional parties thereto from time to time.

“Action” shall have the meaning as set forth in Section 3.1(a).

“Additional Stockholders” shall mean, in each case only for so long as such Person or Permitted Transferee is a holder of Shares, (i) any Person who is a party to this Agreement (whether through execution of this Agreement or a Joinder Agreement) other than the Company and its Subsidiaries, the Institutional Stockholders and the Individual Stockholders and (ii) such Persons’ Permitted Transferees pursuant to the definition of Permitted Transfer (other than the Company), as evidenced by an executed Joinder Agreement, indicating that such Permitted Transferee will be an Additional Stockholder.

“Affiliate” shall mean, with respect to any specified Person, any other Person which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided, however, that, for purposes of this Agreement, (i) the Company and its Subsidiaries shall not be an Affiliate of any Stockholder or such Stockholder’s Affiliates and (ii) none of the EQT Stockholders shall be considered Affiliates of any portfolio company in which (x) the EQT Stockholders or (y) any investment funds, vehicles and accounts affiliated with, or advised, managed or sponsored by the EQT Stockholders or their Affiliates have made a debt or equity investment (and vice versa).

“Agreement” shall have the meaning set forth in the first paragraph of this Agreement.

“Applicable Individual” shall mean (i) with respect to any Individual Stockholder who is a director, employee, consultant or other service provider of the Company or any of its Subsidiaries, such director, employee, consultant or other service provider and (ii) with respect to any Individual Stockholder who is not a director, employee, consultant or other service provider of the Company or any of its Subsidiaries, the director, employee, consultant or other service provider of the Company or any of its Subsidiaries with respect to whom such Individual Stockholder is a Permitted Transferee.

“Arsenal Consent” shall mean the prior written consent of the Arsenal Stockholders holding a majority of the Shares held by the Arsenal Stockholders.

“Arsenal Director Nominee” shall have the meaning as set forth in Section 2.2(a)(i)(A).

“Arsenal Stockholders” shall mean, in each case only for so long as such Person or Permitted Transferee is a holder of Shares, (i) those Persons who are listed as Arsenal Stockholders on Exhibit A hereto and (ii) their respective Permitted Transferees pursuant to the definition of Permitted Transfer (other than the Company), as evidenced by an executed Joinder Agreement indicating that such Permitted Transferee will be an Arsenal Stockholder.

“Board” or “Board of Directors” shall mean the Board of Directors of the Company as the same shall be constituted from time to time.

“Common Stock” shall mean the Company’s common stock, par value $0.001 per share, and shall also include any common stock of the Company hereafter authorized and any capital stock of the Company of any other class hereafter authorized which does not have a preference as to dividends or distribution of assets in liquidation over any other class of capital stock of the Company.

“Company” shall have the meaning set forth in the first paragraph of this Agreement.

“Controlled Entity” shall mean any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise controlled by the Company.

“Director Stockholders” shall mean, in each case only for so long as such Person or Permitted Transferee is a holder of Shares, (i) those Persons who are listed as Director Stockholders on Exhibit A hereto and (ii) their respective Permitted Transferees (other than the Company) who receive Shares from such Person pursuant to a Permitted Transfer as evidenced by an executed Joinder Agreement indicating that such Permitted Transferee will be a Director Stockholder.

“Employee Stockholders” shall mean, in each case only for so long as such Person or Permitted Transferee is a holder of Shares, (i) those Persons who are listed as Employee Stockholders on Exhibit A hereto, (ii) any other Person who acquires Shares pursuant to the exercise of Options and provides an executed Joinder Agreement, indicating that such Person will be an Employee Stockholder and (iii) their respective Permitted Transferees (other than the Company) who receive Shares from such Person pursuant to a Permitted Transfer as evidenced by an executed Joinder Agreement indicating that such Permitted Transferee will be an Employee Stockholder.

“EQT Consent” shall mean the prior written consent of the EQT Stockholders holding a majority of the Shares held by the EQT Stockholders.

“EQT Director Nominee” shall have the meaning as set forth in Section 2.2(a)(i)(B).

“EQT Stockholders” shall mean, in each case only for so long as such Person or Permitted Transferee is a holder of Shares, (i) those Persons who are listed as EQT Stockholders on Exhibit A hereto and (ii) their respective Permitted Transferees (other than the Company) who receive Shares from such Person pursuant to a Permitted Transfer as evidenced by an executed Joinder Agreement indicating that such Permitted Transferee will be an EQT Stockholder.

“Incentive Plan” shall mean the Certara, Inc. 2020 Equity Incentive Plan, as amended from time to time, together with any other compensatory stock plan adopted by the Company, as amended from time to time.

“Indemnification Sources” shall have the meaning as set forth in Section 3.1(c).

“Indemnified Liabilities” shall have the meaning as set forth in Section 3.1(a).

“Indemnitees” shall have the meaning as set forth in Section 3.1(a).

“Individual Stockholders” shall mean the Director Stockholders and the Employee Stockholders.

“Institutional Stockholders” shall mean the EQT Stockholders, the Arsenal Stockholders and the Other Institutional Stockholders.

“Joinder Agreement” means a joinder agreement substantially in the form of Annex I attached hereto or such other form as may be agreed by the Company.

“Jointly Indemnifiable Claims” shall have the meaning as set forth in Section 3.1(c).

“Law” shall have the meaning as set forth in Section 2.3.

“Non-EQT Institutional Stockholders” shall mean the Institutional Stockholders other than the EQT Stockholders.

“Non-Institutional Stockholders” shall mean the Stockholders other than the Institutional Stockholders.

“Options” shall mean the options granted to certain Individual Stockholders under the Incentive Plan to purchase Shares on the terms set forth therein and in the certificates and agreements issued pursuant thereto.

“Other Institutional Stockholders” shall mean, in each case only for so long as such Person or Permitted Transferee is a holder of Shares, (i) those Persons who are listed as Other Institutional Stockholders on Exhibit A hereto and (ii) their respective Permitted Transferees (other than the Company) who receive Shares from such Person pursuant to a Permitted Transfer as evidenced by an executed Joinder Agreement indicating that such Permitted Transferee will be an Other Institutional Stockholder.

“Partnership” means EQT Avatar Parent L.P., a Delaware limited partnership, and any successors and assigns thereof.

“Permitted Transfer” shall mean:

(i)           a Transfer of Shares by any Stockholder who is a natural person (or a trustee of a trust for the benefit of a natural person) or any Individual Stockholder to (a) such Stockholder’s (or, in the case of an Individual Stockholder, such Individual Stockholders’ Applicable Individual’s) spouse, children (including legally adopted children and stepchildren), spouses of children, grandchildren (including legally adopted children or stepchildren of such Stockholder’s children), spouses of grandchildren, parents or siblings; (b) a trustee of a trust for the benefit of such Stockholder (or, in the case of an Individual Stockholder, the Applicable Individual of such Individual Stockholder) and/or any of the Persons described in clause (a); or (c) a corporation, limited partnership or limited liability company whose sole shareholders, partners or members, as the case may be, are such Stockholder (or, in the case of an Individual Stockholder, the Applicable Individual of such Individual Stockholder) and/or any of the Persons described in clause (a) or clause (b).

(ii)          a Transfer of Shares by any Stockholder to the Company (including, without limitation, any pledge of Shares or Options to the Company);

(iii)         a Transfer of Shares by a Stockholder who is a natural person upon death or incapacity to such Stockholder’s estate, executors, trustees, administrators and personal representatives, and then to such Stockholder’s legal representatives, heirs, beneficiaries or legatees (whether or not such recipients are a spouse, children, spouses of children, grandchildren, spouses of grandchildren, parents or siblings of such Stockholder);

(iv)         a Transfer of Shares by any EQT Stockholder to (a) any Affiliate of such EQT Stockholder, (b) any investment fund or alternative investment vehicle, directly or indirectly, affiliated with, or managed or sponsored by, such EQT Stockholder or (c) any of the partners, members or Affiliates of such EQT Stockholder or any of the foregoing;

(v)          a Transfer of Shares by any Arsenal Stockholder to (a) any Affiliate of such Arsenal Stockholder, (b) any investment fund or alternative investment vehicle, directly or indirectly, affiliated with, or managed or sponsored by, such Arsenal Stockholder or (c) any of the partners, members or Affiliates of such Arsenal Stockholder or any of the foregoing;

(vi)         a Transfer of Shares by any Institutional Stockholder (other than the EQT Stockholders and the Arsenal Stockholders) to any Affiliate of such Institutional Stockholder; and

(vii)        a Transfer of Shares by any Additional Stockholder who is not a natural person to any Affiliate of such Additional Stockholder;

provided, however, that, notwithstanding anything herein to the contrary, Options may only be transferred in accordance with the terms of the Incentive Plan; provided, further, that no Permitted Transfer shall be effective unless and until the transferee of the Shares so transferred executes and delivers to the Company a Joinder Agreement and agrees to be bound hereunder in the same manner and to the same extent as the Stockholder from whom the Shares were transferred as provided for in Section 4.12. On subsequent transfers by a Permitted Transferee, the determination of whether the transferee is a Permitted Transferee shall be determined by reference to the Stockholder who was an original party to this Agreement, not by reference to the transferring Permitted Transferee in such subsequent transfer. If at any time after a Permitted Transfer, a transferee ceases to be a Permitted Transferee of the Stockholder who transferred the Shares to the transferee, then such transferee must transfer the Shares to such original Stockholder or a Permitted Transferee of such original Stockholder as promptly as practicable. No Permitted Transfer shall conflict with or result in any violation of a judgment, order, decree, statute, law, ordinance, rule or regulation.

“Permitted Transferee” shall mean any Person who shall have acquired and who shall hold Shares or Options pursuant to a Permitted Transfer.

“Person” shall mean any individual, partnership, corporation, association, limited liability company, trust, joint venture, unincorporated organization or entity, or any government, governmental department or agency or political subdivision thereof.

“Proprietary Information” shall have the meaning as set forth in Section 2.3.

“Public Offering” shall mean the completion of a sale of Common Stock pursuant to a registration statement which has become effective under the 1933 Act (excluding registration statements on Form S-4, S-8 or similar limited purpose forms), in which some or all of the Common Stock shall be listed and traded on a national exchange or on the NASDAQ National Market System.

“register”, “registered” and “registration” shall mean a registration effected pursuant to a registration statement filed with the SEC (a “Registration Statement”) in compliance with the 1933 Act.

“Registration Rights Agreement” shall mean the Amended and Restated Registration Rights Agreement of the Company, by and among the Company, the EQT Stockholders, the Arsenal Stockholders and the other parties thereto, dated as of the date hereof, as amended, restated, supplemented or otherwise modified from time to time.

“Rule 144” means Rule 144 (or any successor provision) under the 1933 Act, as such provision is amended from time to time.

“SEC” shall mean the United States Securities and Exchange Commission.

“Shares” shall mean (i) shares of Common Stock held by Stockholders from time to time, including upon exercise of any Options, (ii) other equity securities of the Company or its Subsidiaries held by the Stockholders or (iii) securities of the Company or its Subsidiaries issued in exchange for, upon reclassification of, or as a dividend or distribution in respect of, the foregoing; provided, that, notwithstanding anything herein to the contrary, for purposes of Sections 2.2, 4.2 and 4.21, the term “Shares” shall only include (x) shares of Common Stock and (y) shares of Common Stock issuable upon exercise of Options (solely to the extent such Options, on or prior to the time the determination of Shares is made, are vested and, if such Options may be exercised on a “net exercise” basis in accordance with their terms, as determined after giving effect to the net exercise thereof as of such time of determination), in each case, held by the applicable Stockholder.

“Spousal Consent” shall have the meaning as set forth in Section 4.21(d).

“Stockholder Nominee” shall have the meaning as set forth in Section 2.2(a)(i)(B).

“Stockholders” shall mean the Institutional Stockholders, the Individual Stockholders and the Additional Stockholders.

“Strungmann Stockholders” shall mean, in each case only for so long as such Person or Permitted Transferee is a holder of Shares, (i) those Persons who are listed as Strungmann Stockholders on Exhibit A hereto and (ii) their respective Permitted Transferees pursuant to the definition of Permitted Transfer (other than the Company), as evidenced by an executed Joinder Agreement indicating that such Permitted Transferee will be a Strungmann Stockholder.

“Subsidiary” with respect to any entity (the “parent”) shall mean any corporation, limited liability company, company, firm, association or trust of which such parent, at the time in respect of which such term is used, (i) owns directly or indirectly more than fifty percent (50%) of the equity, membership interest or beneficial interest, on a consolidated basis, or (ii) owns directly or controls with power to vote, directly or indirectly through one or more Subsidiaries, shares of the equity, membership interest or beneficial interest having the power to elect more than fifty percent (50%) of the directors, trustees, managers or other officials having powers analogous to that of directors of a corporation. Unless otherwise specifically indicated, when used herein the term Subsidiary shall refer to a direct or indirect Subsidiary of the Company.

“Transfer” and “Transferred” shall mean to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of, directly or indirectly, and whether or not by operation of law or for value, any Shares or Options or any legal, economic or beneficial interest therein; provided, however, that (i) a transfer of limited partnership interests, limited liability company interests or similar interests in any of the EQT Stockholders, any other private equity fund or any parent entity or investment holding vehicle with respect to any such EQT Stockholder or private equity fund and (ii) a transfer pursuant to a pledge, lien or other security interest securing any current, former or future indebtedness incurred by the Company or any of its Subsidiaries in favor of any lender or other holder of such indebtedness, in each case, shall not constitute a Transfer for purposes of this Agreement.

“Underwriting Agreement” shall mean an underwriting agreement among the Company, Jefferies LLC, Morgan Stanley & Co. LLC and the other investment banks party thereto with respect to an underwritten initial Public Offering.

ARTICLE II

COVENANTS AND CONDITIONS

Subject to the provisions of Section 4.7 hereof relating to the termination of certain provisions of this Agreement, the following covenants and conditions shall apply.

2.1          Restrictions on Transfers.

(a)            General Transfer Restrictions. Each Stockholder hereby agrees with the Company, severally and not jointly, that until the twelve (12)-month anniversary of an initial Public Offering (subject to any applicable lock-up periods agreed with the underwriters with respect thereto), without the prior consent of the Board, no Stockholder (other than any of the EQT Stockholders, Arsenal Stockholders and Strungmann Stockholders) may Transfer all or any of the Shares owned by such Stockholder to any Person other than (i) to a Permitted Transferee or (ii) solely in the case of the Employee Stockholders or Director Stockholders, pursuant to any purchase by the Company or any of its Subsidiaries from an Employee Stockholder or Director Stockholder upon termination of employment of the Applicable Individual with respect to such Employee Stockholder or the cessation of membership on the Board by such Director Stockholder, as the case may be, (iii) pursuant to the exercise of registration rights pursuant to and in accordance with the Registration Rights Agreement or (iv) pursuant to the Underwriting Agreement. Notwithstanding anything herein to the contrary, Options shall only be transferable according to their terms and the terms of the Incentive Plan. Any attempted Transfer of Shares by a Stockholder not permitted by this Section 2.1 shall be null and void, and the Company shall not in any way give effect to such impermissible Transfer. For the avoidance of doubt, each of the EQT Stockholders may Transfer all or any portion of its Shares at any time without restriction under this Section 2.1. After the twelve (12)-month anniversary of the consummation of an initial Public Offering (subject to any applicable lock-up periods agreed with the underwriters with respect thereto), there shall be no restrictions on a Transfer of Shares pursuant to this Agreement.

(b)           Transferred Shares Subject to Transfer Restrictions. Except for Transfers (i) to the Company, (ii) pursuant to an effective Registration Statement filed with the SEC, (iii) with the prior consent of the Board or (iv) by any of the EQT Stockholders, Arsenal Stockholders and Strungmann Stockholders, any Shares Transferred by a Stockholder pursuant to this Section 2.1 prior to the twelve (12)-month anniversary of the consummation of an initial Public Offering (subject to any applicable lock-up periods agreed with the underwriters with respect thereto) shall remain subject to the Transfer restrictions of this Agreement and each intended transferee pursuant to this Section 2.1 shall execute and deliver to the Company a Joinder Agreement, which shall evidence such transferee’s agreement that the Shares intended to be transferred shall continue to be subject to this Agreement and that as to such Shares the transferee shall be bound by the restrictions of this Agreement as a Stockholder hereunder.

2.2          Corporate Governance.

(a)            Board of Directors. The Company hereby agrees that:

(i)           Unless otherwise agreed in writing by the EQT Stockholders (and, in the case of (x) the right to nominate the Arsenal Director Nominee pursuant to Section 2.2(a)(i)(A) and (y) Section 2.2(a)(ii) as it relates to the Arsenal Director Nominee, the Arsenal Stockholders), and subject to applicable law (including laws relating to fiduciary duties) and the rules and regulations of the applicable stock exchange:

(A)           for so long as the Company’s certificate of incorporation shall provide for the division of directors into three (3) classes, the Company shall nominate to serve on the Board of Directors as a Class II director (or, with the approval of the Board of Directors, such other class of directors as the Arsenal Stockholders shall designate) one (1) individual designated by the Arsenal Stockholders holding a majority of the aggregate Shares then held by the Arsenal Stockholders for so long as the Arsenal Stockholders collectively hold at least five percent (5%) of the Shares as part of any slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of Class II directors; provided, that such individual shall be an investment professional employed by an Arsenal Stockholder or one of its Affiliates or another individual with EQT Consent. In the event the Company’s certificate of incorporation shall not provide for the division of directors into three (3) classes, the Company shall nominate to serve on the Board of Directors one (1) individual designated by the Arsenal Stockholders holding a majority of the aggregate Shares then held by the Arsenal Stockholders for so long as the Arsenal Stockholders collectively hold at least five percent (5%) of the Shares as part of any slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors; provided, that such individual shall be an investment professional employed by an Arsenal Stockholder or one of its Affiliates or another individual with EQT Consent (the individual, if any, nominated pursuant to this Section 2.2(a)(i)(A), the “Arsenal Director Nominee”). For so long as the directors on the Board of Directors are divided into three (3) classes, the Arsenal Director Nominee shall be a Class II director; and

(B)            the Company shall nominate to serve on the Board of Directors a number of individuals designated by the EQT Stockholders such that, upon the election of all such individuals and taking into account any director continuing to serve on the Board of Directors without need for re-election who was designated by the EQT Stockholders pursuant to this Section 2.2(a)(i)(B), the total number of directors designated by the EQT Stockholders shall equal (x) the total members of the Board of Directors, multiplied by (y) the percentage of Shares held from time to time by the EQT Stockholders, which number shall be rounded up to the next highest whole number of directors (the “EQT Director Nominees” and, together with the Arsenal Director Nominee, the “Stockholder Nominees”); provided that in no event shall the number of EQT Director Nominees, together with the Arsenal Director Nominee, if any, exceed the number of directors permitted by the Company’s certificate of incorporation or bylaws; and further provided that the right of the EQT Stockholders to designate one or more individuals for nomination pursuant to this Section 2.2(a)(i)(B) shall terminate if the EQT Stockholders collectively hold less than five percent (5%) of the Shares.

(ii)             The Company shall include as part of the slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors to the Board of Directors, (x) the Arsenal Director Nominee designated for nomination pursuant to Section 2.2(a)(i)(A) (if such proxy statement (or consent solicitation or similar document) relates to the election of Class II directors) and (y) the EQT Director Nominees (if such proxy statement (or consent solicitation or similar document) relates to the election of directors of the class or classes to which EQT Director Nominees belong pursuant to Section 2.2(a)(i)(B)) and shall provide the highest level of support for the election of each person nominated pursuant to Section 2.2(a)(i) as it provides to any other individual standing for election as a director of the Company as part of such Company slate of directors.

(iii)         In the event that a Stockholder Nominee shall cease to serve as a director for any reason (other than the failure of the stockholders of the Company to elect such individual as a director), the Persons entitled to designate such Stockholder Nominee pursuant to Section 2.2(a)(i)(A) or (B) shall have the right to designate a replacement Stockholder Nominee and the Company agrees to appoint any such replacement Stockholder Nominee to fill the vacancy resulting therefrom. For the avoidance of doubt, it is understood that the failure of the stockholders of the Company to elect any Stockholder Nominee shall not affect the right of the Persons entitled to designate such Stockholder Nominee pursuant to Section 2.2(a)(i)(A) or (B) to designate a Stockholder Nominee for election pursuant to Section 2.2(a)(i)(A) or (B) in connection with any future election of directors of the Company.

(iv)        Upon the classification of the Board of Directors into three (3) classes, the initial Arsenal Director Nominee shall be Stephen M. McLean and the initial EQT Director Nominees shall be Eric C. Liu, Ethan Waxman and Sherilyn S. McCoy. Upon the classification of the Board of Directors into three (3) classes, the initial Class I directors shall consist of Mason P. Slaine, James E. Cashman III and Ethan Waxman, the initial Class II directors shall consist of Sherilyn S. McCoy, Eric C. Liu and Matthew Walsh, and the initial Class III directors shall consist of Stephen M. McLean and William F. Feehery.

(b)           Each Stockholder hereby agrees with the Company, severally and not jointly, that for so long as any Stockholder is entitled to designate a Stockholder Nominee pursuant to Section 2.2(a)(i), such Stockholder shall vote all of its Shares in favor of each individual standing for election as a director of the Company as part of the Company’s slate of directors that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors to the Board of Directors and whose election the Board of Directors has recommended.

(c)            The right to nominate the Arsenal Director Nominee pursuant to Section 2.2(a)(i)(A) may not be assigned or otherwise conveyed by any Arsenal Stockholder other than (i) to its Permitted Transferees or (ii) with EQT Consent.

2.3          Confidentiality. Each Stockholder shall maintain the confidentiality of any confidential and proprietary information of the Company and its Subsidiaries (“Proprietary Information”) using the same standard of care, but in no event less than reasonable care, as it applies to its own confidential information, except (i) for any Proprietary Information which is publicly available (other than as a result of dissemination by such Stockholder in breach of this Agreement) or a matter of public knowledge generally, (ii) if the release of such Proprietary Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or other applicable law, rule, regulation, legal or judicial process or audit or inquiries by a regulator, bank examiner or self-regulatory organization (collectively, “Law”), following delivery of prior written notice to the Company (to the extent reasonably practicable and permitted under applicable Law), (iii) for Proprietary Information that was known to such Stockholder on a non-confidential basis, without, to such Stockholders’ knowledge, breach of any confidentiality obligations to the Company or its Affiliates in respect thereof, prior to its disclosure by the Company or its Affiliates or (iv) as concerns the EQT Stockholders, for disclosure to EQT Partners AB (and its subsidiaries), any EQT branded funds and their respective directors, officers and employees.

ARTICLE III

INDEMNIFICATION AND REIMBURSEMENT

3.1          Indemnification of Institutional Stockholders.

(a)            The Company will, and will cause its Subsidiaries to, jointly and severally, indemnify, exonerate and hold the Institutional Stockholders and each of their respective partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, litigation, investigation, inquiry, arbitration or claim (each, an “Action”) arising directly or indirectly out of, or in any way relating to, (i) such Institutional Stockholder’s or its Affiliates’ ownership of Shares or such Institutional Stockholder’s or its Affiliates’ control or ability to influence the Company or any of its Subsidiaries (other than any such Indemnified Liabilities (x) to the extent such Indemnified Liabilities arise out of any breach of this Agreement, any other agreement by such Indemnitee or its Affiliates or other related Persons or the breach of any fiduciary or other duty or obligation of such Indemnitee to its direct or indirect equity holders, creditors or Affiliates or (y) to the extent such control or the ability to control the Company or any of its Subsidiaries derives from such Stockholder’s or its Affiliates’ capacity as an officer or director of the Company or any of its Subsidiaries) or (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its Subsidiaries; provided, however, that, if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company will, and will cause its Subsidiaries to, jointly and severally make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For the purposes of this Section 3.1, none of the circumstances described in the limitations contained in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company, then such payments shall be promptly repaid by such Indemnitee to the Company.

(b)           The Company will, and will cause its Subsidiaries to, jointly and severally, reimburse any Indemnitee for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any Action for which the Indemnitee would be entitled to indemnification under the terms of this ARTICLE III, or any action or proceeding arising therefrom, whether or not such Indemnitee is a party thereto. The Company and its Subsidiaries, in the defense of any Action for which an Indemnitee would be entitled to indemnification under the terms of this ARTICLE III, may, without the consent of such Indemnitee, consent to entry of any judgment or enter into any settlement if and only if it (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Indemnitee of an unconditional release from all liability with respect to such Action, (ii) does not impose any limitations (equitable or otherwise) on such Indemnitee and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnitee, and provided that the only penalty imposed in connection with such settlement is a monetary payment that will be paid in full by the Company or its Subsidiaries.

(c)           The Company acknowledges and agrees that it shall, and to the extent applicable shall cause the Controlled Entities to, be fully and primarily responsible for the payment to the Indemnitee in respect of Indemnified Liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) the Delaware General Corporation Law, as amended, (ii) the certificate of incorporation or similar organizational documents, as amended, of the Company, (iii) the bylaws or similar organizational documents, as amended, of the Company, (iv) any director or officer indemnification agreement, (v) this Agreement, (vi) any other agreement between the Company or any Controlled Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, (vii) the laws of the jurisdiction of incorporation or organization of any Controlled Entity and/or (viii) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Controlled Entity (clauses (i) through (viii), collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Company or any Controlled Entity) from whom an Indemnitee may be entitled to indemnification with respect to which, in whole or in part, the Company or any Controlled Entity may also have an indemnification obligation (collectively, the “Indemnitee-Related Entities”). Under no circumstance shall the Company or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the Company shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (y) to the extent not previously and fully reimbursed by the Company and/or any Controlled Entity pursuant to clause (x), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Company and/or any Controlled Entity, as applicable, and (z) Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Company and Indemnitees agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 3.1(c), entitled to enforce this Section 3.1(c) as though each such Indemnitee-Related Entity were a party to this Agreement. The Company shall cause each of the Controlled Entities to perform the terms and obligations of this Section 3.1(c) as though each such Controlled Entity was a party to this Agreement. For purposes of this Section 3.1(c), the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Indemnified Liabilities for which the Indemnitee shall be entitled to indemnification from both (1) the Company and/or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

(d)           The rights of any Indemnitee to indemnification pursuant to this Section 3.1 will be in addition to any other rights any such Person may have under any other Section of this Agreement or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of incorporation or bylaws of the Company, any newly formed direct or indirect parent or any direct or indirect Subsidiary or investment holding vehicle with respect to any of the foregoing.

(e)           The Company shall obtain and maintain in effect at all times directors’ and officers’ liability insurance that, for so long as the EQT Stockholders are entitled to designate any EQT Director Nominee pursuant to Section 2.2(a)(i)(B), is reasonably satisfactory to the EQT Stockholders.

3.2          Reimbursement of Expenses.

(a)            The Company will pay directly or reimburse, or cause to be paid directly or reimbursed, the actual and reasonable out-of-pocket costs and expenses incurred by the EQT Stockholders and their respective Affiliates in connection with the monitoring and/or overseeing of their investment in the Company, including (i) reasonable out-of-pocket expenses incurred by the EQT Director Nominees in connection with such EQT Director Nominees’ board service (including travel), (ii) fees and actual and reasonable out-of-pocket disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel or consultants retained by such EQT Stockholders or any of their Affiliates, (iii) reasonable costs of any outside services or independent contractors such as financial printers, couriers, business publications, on-line financial services or similar services, retained or used by such EQT Stockholders or any of their respective Affiliates and (iv) transportation, word processing expenses or any similar expense not associated with their or their Affiliates’ ordinary operations; provided, that, with respect to clauses (ii) through (iv) above, any such costs or expenses shall not exceed $120,000 in the aggregate in any single fiscal year (exclusive of any costs or expenses paid pursuant to clause (i) above) and further provided, that the right of the EQT Stockholders to reimbursement pursuant to clauses (ii) though (iv) above shall terminate if the EQT Stockholders collectively hold less than five percent (5%) of the Shares.

(b)            The Company will pay directly or reimburse, or cause to be paid directly or reimbursed, the actual and reasonable out-of-pocket costs and expenses incurred by the Arsenal Director Nominees hereunder in connection with such Arsenal Director Nominees’ board service (including travel).

(c)           All payments or reimbursement for such costs and expenses pursuant to this Section 3.2 will be made by wire transfer in same-day funds to the bank account designated by such EQT Stockholder or its relevant Affiliate or such Arsenal Director Nominee promptly upon or as soon as practicable following request for reimbursement; provided, however, that such EQT Stockholder, relevant Affiliate or Arsenal Director Nominee, as applicable, has provided the Company with such supporting documentation reasonably requested by the Company.

ARTICLE IV

MISCELLANEOUS

4.1          Remedies. The parties to this Agreement acknowledge and agree that the covenants of the Company and the Stockholders set forth in this Agreement may be enforced in equity by a decree requiring specific performance. In the event of a breach of any material provision of this Agreement, the aggrieved party will be entitled to institute and prosecute a proceeding to enforce specific performance of such provision, as well as to obtain damages for breach of this Agreement. Without limiting the foregoing, if any dispute arises concerning the Transfer of any of the Shares subject to this Agreement or concerning any other provisions hereof or the obligations of the parties hereunder, the parties to this Agreement agree that an injunction may be issued in connection therewith (including, without limitation, restraining the Transfer of such Shares or rescinding any such Transfer). Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement or otherwise.

4.2          Entire Agreement; Amendment; Waiver. This Agreement, together with the Exhibits, Annexes and Schedules hereto and the Registration Rights Agreement, sets forth the entire understanding of the parties, and as of the date hereof supersedes all prior agreements and all other arrangements and communications, whether oral or written, with respect to the subject matter hereof and thereof. The applicable Exhibits, Annexes and/or Schedules hereto may be amended to reflect changes in the composition of the Stockholders as a result of Permitted Transfers, Transfers permitted under ARTICLE II, exercise of Options, or additional Stockholders due to issuances of additional securities by the Company or its Subsidiaries. Amendments to the applicable Exhibits, Annexes and/or Schedules hereto reflecting Permitted Transfers or Transfers permitted under ARTICLE II or to reflect additional Stockholders due to issuances of additional securities by the Company pursuant to Section 4.12 or the exercise of Options shall become effective when a Joinder Agreement as executed by any new transferee or recipient of newly issued securities of the Company or its Subsidiaries is filed with the Company as provided for in Section 4.12. This Agreement may be amended, modified, supplemented, restated, waived or terminated only upon EQT Consent; provided, that any such amendment, modification, supplement, restatement, waiver or termination which would have a material and disproportionate adverse effect on the Non-EQT Institutional Stockholders and the Individual Stockholders as compared to the effect on the EQT Stockholders shall also require the written consent of the Non-EQT Institutional Stockholders and the Individual Stockholders holding a majority of the Shares held by the Non-EQT Institutional Stockholders and the Individual Stockholders; provided, further, that, in the event the EQT Stockholders no longer hold any Shares, this Agreement may be amended, modified, supplemented, restated, waived or terminated with the written consent of (a) the Company and (b) the Stockholders holding a majority of the Shares held by the Stockholders. Without limiting the generality of the foregoing, without Arsenal Consent, no material and adverse amendment may be made to the provisions of Section 2.2(a)(i)(A) which expressly grant rights to any Arsenal Stockholder. Notwithstanding any provisions to the contrary contained herein, any party may waive any rights with respect to which such party is entitled to benefits under this Agreement. No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof.

4.3               Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, the invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so more narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

4.4               Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via facsimile to the number set out below or on Exhibit A, as applicable, if the sender receives confirmation of delivery or if the sender on the same or following business day sends a confirming copy of such notice by a recognized delivery service (charges prepaid), (c) the day following the day (except if not a business day then the next business day) on which the same has been delivered prepaid to a reputable national overnight air courier service, (d) when transmitted via email (including via attached pdf document) to the email address set out below or on Exhibit A if the sender on the same day sends a confirming copy of such notice by a recognized delivery service (charges prepaid) or (e) the third business day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, to the respective parties, as applicable, at the address, facsimile number or email address set forth below or on Exhibit A hereto, as applicable (or such other address, facsimile number or email address as any Stockholder may specify by notice to the Company in accordance with this Section 4.5):

(a)          For notices and communications to the Company, to:

Certara, Inc.
100 Overlook Center, Suite 101

Princeton, NJ 08540
Attention:     [           ]

Email:             [           ]

with a copy to (which shall not constitute actual or constructive notice):

EQT Partners Inc.
1114 Avenue of the Americas

45th Floor

New York, NY 10036

Fax:               [            ]

Attention:    [            ]
Email:            [            ]

and a further copy to (which shall not constitute actual or constructive notice):

Simpson Thacher & Bartlett LLP
2475 Hanover Street

Palo Alto, CA 94304

Fax:               [            ]

Attention:    [            ]
Email:            [            ]

(b)           for notices and communications to the EQT Stockholders, to their respective addresses set forth in Exhibit A, with a copy to (which shall not constitute actual or constructive notice):

Simpson Thacher & Bartlett LLP
2475 Hanover Street

Palo Alto, CA 94304

Fax:               [            ]

Attention:    [            ]
Email:            [            ]

(c)           for notices and communications to the Arsenal Stockholders, the Other Institutional Stockholders, the Director Stockholders, the Employee Stockholders or the Additional Stockholders, to their respective addresses set forth in Exhibit A.

By notice complying with the foregoing provisions of this Section 4.4, each party shall have the right to change the mailing address or facsimile number for future notices and communications to such party.

4.5               Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective transferees, successors and assigns; provided, however, that no right or obligation under this Agreement may be assigned except as expressly provided herein (including in connection with a Transfer of Shares in accordance herewith), it being understood that (i) the Company’s rights hereunder may be assigned by the Company to any corporation which is the surviving entity in a merger, consolidation or like event involving the Company and (ii) the rights of the Stockholders shall be automatically assigned with respect to any Share that is Transferred to a Permitted Transferee thereof; provided, that such Permitted Transferee executes a counterpart to this Agreement and becomes bound to the provisions hereof.

4.6               Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement, including all claims (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

4.7               Termination. Without affecting any other provision of this Agreement requiring termination of any rights in favor of any Stockholder or any transferee of Shares, the provisions of ARTICLE II (other than Section 2.1, 2.2(a) and Section 2.3) shall terminate as to such Stockholder or transferee, when, pursuant to and in accordance with this Agreement, such Stockholder or transferee, as the case may be, no longer owns any Shares; provided, that termination pursuant to this Section 4.7 shall only occur in respect of a Stockholder after all Permitted Transferees in respect thereof also no longer own any Shares. In addition, this Agreement shall automatically terminate at such time as no Institutional Stockholder owns more than 5% of the Shares.

4.8               Recapitalizations, Exchanges, Etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

4.9               Action Necessary to Effectuate the Agreement. The parties hereto agree to take or cause to be taken all such corporate and other action as may be reasonably necessary to effect the intent and purposes of this Agreement.

4.10           Purchase for Investment; Legend on Certificate. Each of the Stockholders acknowledges that all of the Shares held by such Stockholder are being (or have been) acquired for investment and not with a view to the distribution thereof and that no transfer, hypothecation or assignment of such Shares may be made except in compliance with applicable federal and state securities laws.

(a)                Unless Section 4.10(b) applies, each certificate (or book entry share) evidencing Shares owned by a Stockholder and which are subject to the terms of this Agreement shall bear the following legend, either as an endorsement or stamped or printed, thereon, or in a notice to the Stockholder or transferee:

“The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel reasonably satisfactory to the Company and its counsel that such registration is not required.”

“The securities represented by this Certificate are subject to the terms and conditions, including certain restrictions on transfer, of a Stockholders Agreement, dated as of December 10, 2020, as amended and/or restated from time to time, and none of such securities, or any interest therein, shall be transferred, pledged, encumbered or otherwise disposed of except as provided in that Stockholders Agreement. A copy of the Stockholders Agreement is on file with the Secretary of the Company and will be mailed to any properly interested person without charge within five (5) business days after receipt of a written request.”

(b)                Each certificate (or book entry share) evidencing Shares owned by a Stockholder issued in a transaction registered under the 1933 Act and which are subject to the terms of this Agreement shall bear the following legend, either as an endorsement or stamped or printed, thereon, or in a notice to the Stockholder or transferee:

“The securities represented by this Certificate are subject to the terms and conditions, including certain restrictions on transfer, of a Stockholders Agreement, dated as of December 10, 2020, as amended and/or restated from time to time, and none of such securities, or any interest therein, shall be transferred, pledged, encumbered or otherwise disposed of except as provided in that Stockholders Agreement. A copy of the Stockholders Agreement is on file with the Secretary of the Company and will be mailed to any properly interested person without charge within five (5) business days after receipt of a written request.”

All shares shall also bear all legends required by federal and state securities laws. The legends set forth in this Section 4.10 shall be removed at the expense of the Company at the request of a Stockholder at any time when they have ceased to be applicable (it being understood that the restriction referred to in the second paragraph of Section 4.10(a) and in the legend in Section 4.10(b) shall cease and terminate only when the provisions of ARTICLE II hereof cease to be applicable to any such Shares).

4.11           Effectiveness of Transfers. All Shares Transferred by a Stockholder (other than pursuant to an effective registration statement under the 1933 Act, pursuant to a Rule 144 transaction or pursuant to any distribution of Shares by an EQT Stockholder to its partners, members or other investors after an initial Public Offering) shall, except as otherwise expressly stated herein, be held by the transferee thereof subject to this Agreement. Such transferee shall, except as otherwise expressly stated herein, have all the rights and be subject to all of the obligations of the transferor Stockholder under this Agreement (as though such party had so agreed pursuant to Section 4.12) automatically and without requiring any further act by such transferee or by any parties to this Agreement. Without affecting the preceding sentence, if such transferee is not a Stockholder on the date of such Transfer, then such transferee, as a condition to such Transfer, shall confirm such transferee’s obligations hereunder in accordance with Section 4.12. No Transfer of Shares by a Stockholder shall be registered on the Company’s books and records, and such Transfer of Shares shall be null and void and not otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Agreement, and the Company is hereby authorized by all of the Stockholders to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement.

4.12           Additional Stockholders. Subject to the restrictions on Transfers of Shares contained herein, any Person who is not already a Stockholder acquiring Shares from a Stockholder (other than pursuant to an effective registration statement under the 1933 Act, pursuant to a Rule 144 transaction or pursuant to any distribution of Shares by an EQT Stockholder to its partners, members or other investors after an initial Public Offering), shall, on or before the Transfer of such Shares, sign a Joinder Agreement and deliver such agreement to the Company, and shall thereby become a party to this Agreement to be bound hereunder as (i) an EQT Stockholder if a Permitted Transferee (other than the Company, or an Arsenal Stockholder, Other Institutional Stockholder, Director Stockholder or Employee Stockholder) of an EQT Stockholder, (ii) an Arsenal Stockholder if a Permitted Transferee (other than the Company, or an EQT Stockholder, Other Institutional Stockholder, Director Stockholder or Employee Stockholder) of an Arsenal Stockholder, (iii) an Other Institutional Stockholder if a Permitted Transferee (other than the Company, or an EQT Stockholder, Arsenal Stockholder, Director Stockholder or Employee Stockholder) of an Other Institutional Stockholder, (iv) a Director Stockholder if a Permitted Transferee (other than the Company, or an EQT Stockholder, Arsenal Stockholder, Other Institutional Stockholder or Employee Stockholder) of a Director Stockholder, (v) an Employee Stockholder if a Permitted Transferee (other than the Company, or an EQT Stockholder, Arsenal Stockholder, Other Institutional Stockholder or Director Stockholder) of an Employee Stockholder or (vi) an Additional Stockholder if such Person (other than the Company, or an EQT Stockholder, Arsenal Stockholder, Other Institutional Stockholder, Director Stockholder or Employee Stockholder) does not fall within clause (i), (ii), (iii), (iv) or (v) above. Each such additional Stockholder shall be listed on Exhibit A, as amended from time to time.

4.13           Other Business Opportunities.

(a)                Except as otherwise provided in the Company’s certificate of incorporation or bylaws, the parties expressly acknowledge and agree that to the fullest extent permitted by applicable law: (i) each of the Institutional Stockholders (in each case, including (A) their respective Affiliates, (B) any portfolio company in which they or any of their respective affiliated investment funds or Affiliates have made a debt or equity investment (and vice versa) and (C) their respective limited partners, non-managing members or other similar direct or indirect investors) and each Stockholder Nominee has the right to, and shall have no duty (fiduciary, contractual or otherwise) not to, directly or indirectly engage in and possess interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as the Company or any of its Subsidiaries or deemed to be competing with the Company or any of its Subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other Person, with no obligation to offer to the Company or any of its Subsidiaries or any Non-Institutional Stockholder (or its respective Affiliates) the right to participate therein; (ii) each of the Institutional Stockholders (in each case, including (A) their respective Affiliates, (B) any portfolio company in which they or any of their respective affiliated investment funds or Affiliates have made a debt or equity investment (and vice versa) and (C) their respective limited partners, non-managing members or other similar direct or indirect investors) and each Stockholder Nominee may invest in, or provide services to, any Person that directly or indirectly competes with the Company or any of its Subsidiaries; and (iii) in the event that any of the Institutional Stockholders (in each case, including (A) their respective Affiliates, (B) any portfolio company in which they or any of their respective affiliated investment funds or Affiliates have made a debt or equity investment (and vice versa) and (C) their respective limited partners, non-managing members or other similar direct or indirect investors) or any Stockholder Nominee acquires knowledge of a potential transaction or matter that may be a corporate or other business opportunity for the Company or any of its Subsidiaries, such Person shall have no duty (fiduciary, contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of its Subsidiaries or any Non-Institutional Stockholder (or its respective Affiliates), as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or any of its Subsidiaries or any Non-Institutional Stockholder (or its respective Affiliates) for breach of any duty (fiduciary, contractual or otherwise) by reason of the fact that such Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not present such opportunity to the Company or any of its Subsidiaries or any Non-Institutional Stockholder (or its respective Affiliates). For the avoidance of doubt, the parties acknowledge that this paragraph is intended to disclaim and renounce, to the fullest extent permitted by applicable law, any right of the Company or any of its Subsidiaries with respect to the matters set forth herein, and this paragraph shall be construed to effect such disclaimer and renunciation to the fullest extent permitted by law.

(b)                The Company, each of its Subsidiaries and each Non-Institutional Stockholder hereby, to the fullest extent permitted by applicable law:

(i)                 confirms that no Institutional Stockholder nor any of its Affiliates has any duty to the Company or any of its Subsidiaries or any Non-Institutional Stockholder other than the specific covenants and agreements set forth in this Agreement;

(ii)              acknowledges and agrees that (A) in the event of any conflict of interest between the Company or any of its Subsidiaries, on the one hand, and any Institutional Stockholder or any of its Affiliates, on the other hand, such Institutional Stockholder or any of its Affiliates (and any Stockholder Nominee) may act in its best interest and (B) none of the Institutional Stockholders nor any of their respective Affiliates (or any Stockholder Nominee), shall be obligated (1) to reveal to the Company or any of its Subsidiaries confidential information belonging to or relating to the business of such Person or any of its Affiliates or (2) to recommend or take any action in its capacity as a Stockholder or director, as the case may be, that prefers the interest of the Company or its Subsidiaries over the interest of such Person; and

(iii)            waives any claim or cause of action against any of the Institutional Stockholders, any Stockholder Nominee and any officer, employee, agent or Affiliate of any such Person that may from time to time arise in respect of a breach by any such person of any duty or obligation disclaimed under Section 4.13(b)(i) or Section 4.13(b)(ii).

(c)                Each of the parties hereto agrees that the waivers, limitations, acknowledgments and agreements set forth in this Section 4.13 shall not apply to any alleged claim or cause of action against any Institutional Stockholder based upon the breach or nonperformance by such Institutional Stockholder of this Agreement or any other agreement to which such Person is a party.

(d)                The provisions of this Section 4.13, to the extent that they restrict the duties and liabilities of any of the Institutional Stockholders or any Stockholder Nominee otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Institutional Stockholders or any such Stockholder Nominee to the fullest extent permitted by applicable law.

4.14           No Waiver. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as waiver thereof or otherwise prejudice such party’s rights, powers and remedies. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

4.15           Costs and Expenses. Except as provided in Section 3.2, each party shall pay its own costs and expenses incurred in connection with this Agreement, and any and all other documents furnished pursuant hereto or in connection herewith.

4.16           Counterpart. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

4.17           Headings. All headings and captions in this Agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this Agreement.

4.18           Third Party Beneficiaries. Except as provided in Section 4.13 and Section 3.1, nothing in this Agreement is intended or shall be construed to entitle any Person other than the Company and the Stockholders to any claim, cause of action, right or remedy of any kind.

4.19           Consent to Jurisdiction. The Company and each of the Stockholders, by its, his or her execution hereof, (i) hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State of Delaware for the purposes of any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it or he is not subject personally to the jurisdiction of the above-named courts, that its, his or her property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agree not to commence any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise. The Company and each of the Stockholders hereby consent, to the fullest extent permitted by law, to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 4.4 is reasonably calculated to give actual notice.

4.20           WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 4.20 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.20 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

4.21           Representations and Warranties. Each of the Stockholders executing this Agreement hereby represents and warrants severally and not jointly to each of the other Stockholders and to the Company on the date hereof (and in respect of Persons who become a party to this Agreement after the date hereof, such Stockholder hereby represents and warrants to each of the other Stockholders and the Company on the date of its execution of a Joinder Agreement) as follows:

(a)                Such Stockholder, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted. Such Stockholder has the full power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action, corporate or otherwise, of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

(b)                The execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its, his or her obligations hereunder by such Stockholder does not and will not violate (i) in the case of parties who are not individuals, any provision of its organizational or constituent documents, (ii) any provision of any material agreement to which it, he or she is a party or by which it, he or she is bound or (iii) any law, rule, regulation, judgment, order or decree to which it, he or she is subject. No notice, consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Stockholder in connection with the execution, delivery or enforceability of this Agreement.

(c)                Such Stockholder is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such Stockholder’s ability to enter into this Agreement or to perform its, his or her obligations hereunder. There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such Stockholder to enter into this Agreement or to perform its, his or her obligations hereunder.

(d)                If such Stockholder is an individual and married, he or she has delivered to the Company a duly executed copy of a Spousal Consent in the form attached hereto as Annex II (a “Spousal Consent”).

4.22           Consents, Approvals and Actions.

(a)                If any consent, approval or action of the EQT Stockholders is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the Shares held by the EQT Stockholders at such time provide such consent, approval or action in writing at such time.

(b)                If any consent, approval or action of the Arsenal Stockholders is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the Shares held by the Arsenal Stockholders at such time provide such consent, approval or action in writing at such time.

(c)                If any consent, approval or action of the Other Institutional Stockholders is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the Shares held by the Other Institutional Stockholders at such time provide such consent, approval or action in writing at such time.

(d)                If any consent, approval or action of the Director Stockholders is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the Shares held by the Director Stockholders at such time provide such consent, approval or action in writing at such time.

(e)                If any consent, approval or action of the Employee Stockholders is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the Shares held by the Employee Stockholders at such time provide such consent, approval or action in writing at such time.

(f)                 For purposes of clarity, the operation of this Section 4.22 shall not deprive any of the EQT Stockholders and/or the Arsenal Stockholders, as applicable, of their respective rights to nominate directors pursuant to Section 2.2(a).

4.23           No Third Party Liabilities. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to any of this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto, as applicable; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless a party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

4.24           Aggregation of Securities. All securities held by the EQT Stockholders and the Arsenal Stockholders, respectively, shall be aggregated together for purposes of determining the rights or obligations of any member of the EQT Stockholders or the Arsenal Stockholders, respectively, or the application of any restrictions to any member of the EQT Stockholders or the Arsenal Stockholders, respectively, under this Agreement in which such right, obligation or restriction is determined by any ownership threshold. The EQT Stockholders and the Arsenal Stockholders, in each case, may allocate the ability to exercise any rights of the EQT Stockholders or the Arsenal Stockholders, respectively, under this Agreement in any manner among the EQT Stockholders or the Arsenal Stockholders, respectively, that the EQT Stockholders or the Arsenal Stockholders, respectively, see fit.

4.25           Independent Nature of Stockholders’ Obligations and Rights. Each Stockholder and the Company agrees that the arrangements contemplated by this Agreement are not intended to constitute the formation of a “group” (as defined in section 13(d)(3) of the 1934 Act). Each Stockholder agrees that, for purposes of determining beneficial ownership of such Stockholder, it shall disclaim any beneficial ownership by virtue of this Agreement of the Shares owned by the other Stockholders (other than, in the case of the EQT Stockholders, as amongst the Stockholders within such defined group), and the Company agrees to recognize such disclaimer in its 1934 Act and 1933 Act reports. The obligations of each Stockholder under this Agreement are several and not joint with the obligations of any other Stockholder, and no Stockholder shall be responsible in any way for the performance of the obligations of any other Stockholder under this Agreement. Nothing contained herein, and no action taken by any Stockholder pursuant hereto, shall be deemed to constitute the Stockholders as, and the Company acknowledges that the Stockholders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Stockholders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Stockholders are not acting in concert or as a group, and the Company shall not assert any such claim, in each case, with respect to such obligations or the transactions contemplated by this Agreement. The decision of each Stockholder to enter into this Agreement has been made by such Stockholder independently of any other Stockholder. Each Stockholder acknowledges that no other Stockholder has acted as agent for such Stockholder in connection with such Stockholder making its investment in the Company and that no other Stockholder will be acting as agent of such Stockholder in connection with monitoring such Stockholder’s investment in the Shares or enforcing its rights under this Agreement. The Company and each Stockholder confirms that each Stockholder has had the opportunity to independently participate with the Company and its subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Stockholder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Stockholder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the rights and obligations contemplated hereby was solely in the control of the Company, not the action or decision of any Stockholder, and was done solely for the convenience of the Company and its subsidiaries and not because the Company was required to do so by any Stockholder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Stockholder, solely, and not between the Company and the Stockholders collectively and not between and among the Stockholders.

4.26           Effectiveness. This Agreement shall become effective on the day immediately preceding the date on which a registration statement on Form 8-A, or any successor form thereto, with respect to the Common Stock first becomes effective under the 1934 Act. This Agreement shall automatically terminate if the Underwriting Agreement is terminated prior to the completion of the initial public offering referenced therein for any reason or the initial Public Offering contemplated by the Underwriting Agreement is not consummated on or before the tenth (10th) business day following the date of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

THE COMPANY:

CERTARA, INC.
(formerly known as EQT Avatar Topco, Inc.)

By:	/s/ William F. Feehery
Name: William F. Feehery
Title: Chief Executive Officer

[Signature Page to Stockholders Agreement]

EQT STOCKHOLDERS:

EQT AVATAR PARENT L.P.

By: EQT Avatar Parent GP LLC, its general partner

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

[Signature Page to Stockholders Agreement]

ARSENAL STOCKHOLDERS:

ARSENAL CAPITAL PARTNERS III LP

By:	Arsenal Capital Investment III LP, its general partner

By:	Arsenal Group LLC, its general partner

By:	/s/ Frank D. Scrudato
Name: Frank D. Scrudato
Title: Chief Financial Officer & Chief Compliance Officer

ARSENAL CAPITAL PARTNERS III-B LP

By:	Arsenal Capital Investment III LP, its general partner

By:	Arsenal Group LLC, its general partner

By:	/s/ Frank D. Scrudato
Name: Frank D. Scrudato
Title: Chief Financial Officer & Chief Compliance Officer

[Signature Page to Stockholders Agreement]

STRUNGMANN STOCKHOLDERS

SANTO HOLDING (DEUTSCHLAND) GMBH

By:	/s/ Dr. Michael Riemenschneider	/s/ Stephan Sperber
Name: Dr. Michael Riemenschneider		Stephan Sperber
Title: Managing Director		Authorized Representative

[Signature Page to Stockholders Agreement]

OTHER INSTITUTIONAL STOCKHOLDERS

SAMPENSION PRIVATE EQUITY K/S

By:	/s/ Henrik Olejasz Larsen	/s/ Majken Hauge Johansen
Name: Henrik Olejasz Larsen		Majken Hauge Johansen
Title: Chief Investment Officer		Head of Alternatives

KIRKBI INVEST A/S

By:	/s/ Søren Thorup Sørensen	/s/ Sidsel Marie Kristensen
Name: Søren Thorup Sørensen		Sidsel Marie Kristensen
Title: CEO		head of legal, SVP

MONTE ROSA OPPORTUNITIES, SICAV-SIF, in relation to its segregated compartment Monte Rosa Co-Investments III

By:	/s/ Fabien LETT	/s/ Christophe Vasselin
Name: Fabien LETT		Christophe Vasselin
Title: Officer		Assistant Vice-President

PICTET PRIVATE EQUITY INVESTORS SA, as nominee on behalf of clients

By:	/s/ Bilge Terzi	/s/ Lauren Stroller
Name: Bilge Terzi		Lauren Stroller
Title: Attorney		Attorney

HOWARD HUGHES MEDICAL INSTITUTE

By:	/s/ Gregory J. DeNinno
Name: Gregory J. DeNinno
Title: Managing Director – Private Investments

[Signature Page to Stockholders Agreement]

DIRECTOR STOCKHOLDERS:

By:	/s/ Mason P. Slaine
Name: Mason P. Slaine

By:	/s/ James E. Cashman III
Name: James E. Cashman III

By:	/s/ Sherilyn S. McCoy
Name: Sherilyn S. McCoy

By:	/s/ Matthew Walsh
Name: Matthew Walsh

EDMUNDO MUNIZ

By:	EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

WILLIAM KLITGAARD

By:	EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/Ethan Waxman
Name: Ethan Waxman
Title: Vice President

By:	/s/ William F. Feehery
Name: William F. Feehery

[Signature Page to Stockholders Agreement]

EMPLOYEE STOCKHOLDERS:

By:	/s/ Bo Jesper Hansen
Name: Bo Jesper Hansen

M. ANDREW SCHEMICK

By:	EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

JUSTIN EDGE

By:	EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

CRAIG R. RAYNER

By:	EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

THOMAS KERBUSCH

By:	EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

LEIF E. PEDERSEN

By:	EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

[Signature Page to Stockholders Agreement]

ROBERT ASPBURY

By:	EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

RICHARD M. TRAYNOR

By:	EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

JIEUN W. CHOE

By:	EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

MARK HOVDE

By:	EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

ELLEN LEINFUSS

By:	EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

JAAP MANDEMA

By:	EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

AMIN ROSTAMI

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

ANDREW GORMLEY

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

FAIZ MOHAMMED

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

DEMETRIUS CARTER

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

JUDITH DICKINSON

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

MICHAEL ECKSTUT

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

STEVEN TOON

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

MASOUD JAMEI

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

PATRICK SMITH

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

PIETER VAN DER GRAAF

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

ROMAN CASCIANO

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

ANDRZEJ KIERZEK

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

FRANCES BROWN

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

IAIN GARDNER

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

JF MARIER

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

RIK DE GREEF

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

STEVEN MARCINIAK

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

HANNAH JONES

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

MATTHEW JAFFE

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

KAREN ROWLAND-YEO

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

WILLIAM REDFERN

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

SEBASTIAN POLAK

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

HUGO GEERTS

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

MARK HOLBROOK

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

STEVEN SIBLEY

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

STEPHANIE O’KEEFE

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

STEVEN STURM

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

ADEBAYO OLOWOYEYE

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

GARY GRAY

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

JUSTIN SAVESKY

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

KORI LAMBERT

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

KYUNG PAK

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

MARYANN GRAZIANO

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

RICHARD WILSON

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

VICTORIA MCMULLEN

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

DAVID LOWIS

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

KEVIN TRIMM

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

SHILPA RAMACHANDRA

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

JEFF NICHOLS

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

JULIE BULLOCK

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

SERENA FILSON

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

MARK LOVERN

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

SANDRA ALLERHEILIGEN

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

By:	/s/ Robert Connelly
Name: Robert Connelly

By:	/s/ James Rothman
Name: James Rothman

By:	/s/ Kelley Henderson-Kendle
Name: Kelley Henderson-Kendle

By:	/s/ Alan Lefkowitz
Name: Alan Lefkowitz

By:	/s/ Frank J. Garafalo
Name: Frank J. Garafalo

By:	/s/ Tatyana Wanderer
Name: Tatyana Wanderer

By:	/s/ David Munro
Name: David Munro

By:	/s/ Tristen Herrstrom
Name: Tristen Herrstrom

By:	/s/ Richard Pilnik
Name: Richard Pilnik

By:	/s/ Ryan Carpentier
Name: Ryan Carpentier

By:	/s/ James Hopkins
Name: James Hopkins

By:	/s/ Leigh Farrell
Name: Leigh Farrell

By:	/s/ Lauren Sobocinski
Name: Lauren Sobocinski

PER PETERSON

By: EQT Avatar Parent GP LLC, as Attorney-in-Fact

By:	/s/ Ethan Waxman
Name: Ethan Waxman
Title: Vice President

Exhibit A

STOCKHOLDER LIST

STOCKHOLDERS	ADDRESS
EQT STOCKHOLDERS
EQT Avatar Parent L.P.	1114 Avenue of the Americas 45th Floor New York, NY 10036 Attention: [ ] Fax: [ ] Email: [ ]
ARSENAL STOCKHOLDERS
Arsenal Capital Partners III LP	c/o Arsenal Capital Management LP 100 Park Avenue, 31st Floor New York, New York 10017 Attention: [ ] Fax: [ ] Email: [ ]
Arsenal Capital Partners III-B LP	Arsenal Capital Partners III-B LP c/o Arsenal Capital Management LP 100 Park Avenue, 31st Floor New York, New York 10017 Attention: [ ] Fax: [ ] Email: [ ]
STRUNGMANN STOCKHOLDERS
Santo Holding (Deutschland) GmbH	c/o ATHOS KG Bergfeldstrasse 9 83607 Holzkirchen Germany Attention: [ ] Email: [ ]
OTHER INSTITUTIONAL STOCKHOLDERS
Sampension Private Equity K/S	Tuborg Havnevej 14 2900 Hellerup Denmark
Kirkbi Invest A/S	Koldingvej 2 DK-7190 Billund Denmark

STOCKHOLDERS	ADDRESS
Monte Rosa Opportunities, SICAV-SIF, in relation to its segregated compartment Monte Rosa Co-Investments III

c/o FundPartner Solutions (Europe) SA

15, Avenue J.F. Kennedy

L-1855 Luxembourg

Email addresses to be copied for each notice sent to Monte Rosa Opportunities, SICAV-SIF, in relation to its segregated compartment Monte Rosa Co-Investments III:

[                       ]

Pictet Private Equity Investors SA, as nominee on behalf of clients

MMG Tower, 23rd Floor

Ave. Paseo del Mar, Costa del Este

Panama City, Republic of Panama

For correspondence purposes:

c/o Banque Pictet & Cie SA

60, route des Acacias

1227 Carouge, 1211 Geneva 73

Switzerland

Attention: PAS Private Equity Funds Operations

Email addresses to be copied for each notice sent to Pictet Private Equity Investors SA, as nominee on behalf of clients:

[                       ]

Howard Hughes Medical Institute	Howard Hughes Medical Institute 4000 Jones Bridge Road Chevy Chase, MD 20815-6789 Attention: [ ] Fax: [ ] Email: [ ]
DIRECTOR STOCKHOLDERS
Mason P. Slaine	c/o Certara, Inc. 100 Overlook Center, Suite 101 Princeton, NJ 08540
James E. Cashman III	c/o Certara, Inc. 100 Overlook Center, Suite 101 Princeton, NJ 08540
Sherilyn S. McCoy	c/o Certara, Inc. 100 Overlook Center, Suite 101 Princeton, NJ 08540
Matthew Walsh	c/o Certara, Inc. 100 Overlook Center, Suite 101 Princeton, NJ 08540
Edmundo Muniz	[ ]

STOCKHOLDERS	ADDRESS
William Klitgaard	[ ]
William F. Feehery	c/o Certara, Inc. 100 Overlook Center, Suite 101 Princeton, NJ 08540
EMPLOYEE STOCKHOLDERS
Bo Jesper Hansen	[ ]
M. Andrew Schemick	c/o Certara, Inc. 100 Overlook Center, Suite 101 Princeton, NJ 08540
Justin Edge	c/o Certara, Inc. 100 Overlook Center, Suite 101 Princeton, NJ 08540
Craig R. Rayner	c/o Certara, Inc. 100 Overlook Center, Suite 101 Princeton, NJ 08540
Thomas Kerbusch	[ ]
Leif E. Pedersen	c/o Certara, Inc. 100 Overlook Center, Suite 101 Princeton, NJ 08540
Robert Aspbury	c/o Certara, Inc. 100 Overlook Center, Suite 101 Princeton, NJ 08540
Richard M. Traynor	c/o Certara, Inc. 100 Overlook Center, Suite 101 Princeton, NJ 08540
Jieun W. Choe	c/o Certara, Inc. 100 Overlook Center, Suite 101 Princeton, NJ 08540
Mark Hovde	[ ]
Ellen Leinfuss	[ ]
Jaap Mandema	[ ]
Amin Rostami	[ ]
Andrew Gormley	[ ]
Faiz Mohammed	[ ]
Demetrius Carter	[ ]
Judith Dickinson	c/o Certara, Inc. 100 Overlook Center, Suite 101 Princeton, NJ 08540
Michael Eckstut	[ ]

STOCKHOLDERS	ADDRESS
Steven Toon	[ ]
Masoud Jamei	[ ]
Patrick Smith	[ ]
Pieter van der Graaf	[ ]
Roman Casciano	[ ]
Andrzej Kierzek	[ ]
Frances Brown	[ ]
Iain Gardner	[ ]
JF Marier	[ ]
Rik de Greef	[ ]
Steven Marciniak	[ ]
Hannah Jones	[ ]
Matthew Jaffe	[ ]
Karen Rowland-Yeo	[ ]
William Redfern	[ ]
Sebastian Polak	[ ]
Hugo Geerts	[ ]
Mark Holbrook	[ ]
Steven Sibley	[ ]
Stephanie O'Keefe	[ ]
Steven Sturm	[ ]
Adebayo Olowoyeye	[ ]
Gary Gray	[ ]
Justin Savesky	[ ]
Kori Lambert	[ ]
Kyung Pak	[ ]
Maryann Graziano	[ ]
Richard Wilson	[ ]
Victoria McMullen	[ ]
David Lowis	[ ]
Kevin Trimm	[ ]
Shilpa Ramachandra	[ ]
Jeff Nichols	[ ]
Julie Bullock	[ ]
Serena Filson	[ ]
Mark Lovern	[ ]

STOCKHOLDERS	ADDRESS
Sandra Allerheiligen	[ ]
Robert Connelly	[ ]
James Rothman	[ ]
Kelley Henderson-Kendle	[ ]
Alan Lefkowitz	[ ]
Frank J. Garafalo	[ ]
Tatyana Wanderer	[ ]
David Munro	[ ]
Tristen Herrstrom	[ ]
Richard Pilnik	[ ]
Ryan Carpentier	[ ]
James Hopkins	[ ]
Leigh Farrell	[ ]
Lauren Sobocinski	[ ]
Per Peterson	[ ]

Annex I

FORM OF
JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Stockholders Agreement of Certara, Inc., dated as of December 10, 2020 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Stockholders Agreement”) by and among Certara, Inc. (the “Company”), the EQT Stockholders, the Arsenal Stockholders and the other parties thereto. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Stockholders Agreement.

By executing and delivering this Joinder Agreement to the Stockholders Agreement, the undersigned hereby adopts and approves the Stockholders Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming the transferee of Shares, to become a party to, and to be bound by and comply with the provisions of, the Stockholders Agreement applicable to a Stockholder and [an EQT Stockholder][an Arsenal Stockholder][an Other Institutional Stockholder][a Director Stockholder][an Employee Stockholder][an Additional Stockholder], respectively, in the same manner as if the undersigned were an original signatory to the Stockholders Agreement.

The undersigned hereby represents and warrants that, pursuant to this Joinder Agreement and the Stockholders Agreement, it is a Permitted Transferee of [an EQT Stockholder][an Arsenal Stockholder][an Other Institutional Stockholder][a Director Stockholder][an Employee Stockholder][an Additional Stockholder] and will be the lawful record owner of ___________ shares of Common Stock of the Company as of the date hereof. The undersigned hereby covenants and agrees that it will take all such actions as required of a Permitted Transferee as set forth in the Stockholders Agreement, including but not limited to conveying its record and beneficial ownership of any Shares and all rights, title and obligations thereunder back to the initial transferor Stockholder or to another Permitted Transferee of the original transferor Stockholder, as the case may be, immediately prior to such time that the undersigned no longer meets the qualifications of a Permitted Transferee as set forth in the Stockholders Agreement.

The undersigned acknowledges and agrees that Sections 4.1, 4.6, 4.19 and 4.20 of the Stockholders Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the __ day of __, 20[●].

Signature

Print Name

Address:

Telephone:
Facsimile:
Email:

AGREED AND ACCEPTED
as of the ____ day of ____________, _____.

CERTARA, INC.

By:
Name:
Title:

Annex II

FORM OF
SPOUSAL CONSENT

In consideration of the execution of that certain Stockholders Agreement of Certara, Inc., dated as of December 10, 2020 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Stockholders Agreement”) by and among Certara, Inc. (the “Company”), the EQT Stockholders, the Arsenal Stockholders and the other parties thereto, I, ______________________________, the spouse of ___________________________, who is a party to the Stockholders Agreement, do hereby join with my spouse in executing the foregoing Stockholders Agreement and do hereby agree to be bound by all of the terms and provisions thereof, in consideration of the issuance, acquisition or receipt of Shares and all other interests I may have in the shares and securities subject thereto, whether the interest may be pursuant to community property laws or similar laws relating to marital property in effect in the state or province of my or our residence as of the date of signing this consent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

Dated as of _______ __, ____
(Signature of Spouse)

(Print Name of Spouse)